EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


         We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of XOMA Ltd. for the registration of 6,395,000 common shares and to the incorporation by reference therein of our report dated February 18, 2000 with respect to the 1999 and 1998 consolidated financial statements of XOMA Ltd. included in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.

                                                           /S/ ERNST & YOUNG LLP


Palo Alto, California
April 27, 2000